UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2009

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	26-508760
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California	34109
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

Prospect Acquisition Corp., 9130 Galleria Court, Suite 318, Naples FL 34109

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Definitive Agreement.

On November 13, 2009, Kennedy-Wilson Holdings, Inc., formerly Prospect Acquisition Corp. (the “Company”), announced that it had closed a business combination transaction (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of  September 8, 2009, as amended (the “Merger Agreement”), by and among Prospect Acquisition Corp. (“Prospect”), Kennedy-Wilson, Inc. (“Kennedy-Wilson”), and KW Merger Sub Corp., a wholly-owned subsidiary of Prospect (“Merger Sub”), whereby Merger Sub merged with and into Kennedy-Wilson, with Kennedy-Wilson continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

The Merger Agreement and the amendments thereto were filed as Exhibits 2.1 through 2.3 to Prospect’s Registration Statement on Form S-4, declared effective by the SEC on October 28, 2009, which includes Prospect’s definitive proxy statement/prospectus.

Prospect held special meetings on November 13, 2009 of its stockholders and warrantholders.  At Prospect’s special meeting of stockholders, Prospect stockholders approved the Merger and the Merger Agreement.

Item 8.01               Other Events.

On November 13, 2009, Prospect and Kennedy-Wilson issued a joint press release announcing the closing of the Merger and the receipt of the stockholder and warrantholder approvals necessary to complete the Merger and approve certain other proposals, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Joint press release dated November 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2009	KENNEDY-WILSON HOLDINGS, INC.

	By:	/s/ William J. McMorrow
Name: William J. McMorrow
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Joint press release dated November 13, 2009.